Exhibit 99.3

TEAM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	Team Historical As of May 31, 2015	Qualspec Historical As of March 31, 2015	Pro Forma Adjustments Qualspec Acquisition		Team Pro Forma As of May 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$33,211	$1,706	$—		$34,917
Receivables, net of allowance	212,934	26,892	—		239,826
Inventories	26,005	—	—		26,005
Deferred income taxes	5,926	416	—		6,342
Prepaid expenses and other current assets	10,620	1,468	—		12,088

Total Current Assets	288,696	30,482	—		319,178
Property, plant and equipment, net	97,926	12,709	2,531	b	113,166
Assets held for sale	5,207	—	—		5,207
Intangible assets, net of accumulated amortization	20,268	27,153	47,547	b	94,968
Goodwill	107,773	19,445	135,125	b	262,343
Deferred financing costs, net	—	76	1,747	a,b	1,823
Note receivable - related party	—	50	(50)	b	—
Other assets, net	467	122	—		589
Deferred income taxes	3,496	—	—		3,496

Total Assets	$523,833	$90,037	$186,900		$800,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$—	$5,000	$(5,000)	c	$—
Accounts payable	32,854	3,724	—		36,578
Accounts payable - related parties	—	506	(506)	c	—
Other accrued liabilities	54,185	20,855	(9,865)	d	65,175
Current income taxes payable	4,185	904	—		5,089

Total Current Liabilities	91,224	30,989	(15,371)		106,842
Deferred income taxes	15,631	180	851	b	16,662
Long-term debt	78,484	30,342	229,946	c,e	338,772
Other long-term liabilities	3,119	—	—		3,119

Total Liabilities	188,458	61,511	215,426		465,395
Commitments and contingencies
Equity:
Preferred stock	—	1,144	(1,144)	f	—
Common stock	6,273	36,908	(36,908)	f	6,273
Additional paid-in capital	115,642	2,027	(2,027)	f	115,642
Retained earnings	242,102	(12,821)	12,821	f	242,102
Accumulated other comprehensive loss	(13,538)	—	—		(13,538)
Treasury stock at cost	(21,138)	—	—		(21,138)

Total Team shareholders’ equity	329,341	27,258	(27,258)		329,341
Non-controlling interest	6,034	1,268	(1,268)	f	6,034

Total equity	335,375	28,526	(28,526)		335,375

Total liabilities and equity	$523,833	$90,037	$186,900		$800,770

See notes to unaudited pro forma condensed consolidated financial statements.

TEAM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Team Historical Twelve Months Ended May 31, 2015	Qualspec Historical Twelve Months Ended March 31, 2015	Pro Forma Adjustments Qualspec Acquisition		Team Pro Forma Twelve Months Ended May 31, 2015
Revenues	$842,047	$170,425	$—		$1,012,472
Operating expenses	584,054	116,405	—		700,459

Gross margin	257,993	54,020	—		312,013
Selling, general and administrative expenses	189,528	40,026	1,563	g	231,117

Operating income	68,465	13,994	(1,563)		80,896
Interest expense, net	2,489	2,880	2,874	h	8,243
Management fees	—	720	(720)	k	—
Other non-operating expenses	—	12,561	(10,500)	l	2,061
Loss on investment in Venezuela	1,177	—	—		1,177
Foreign currency loss	1,509	—	—		1,509

Earnings (loss) before income taxes	63,290	(2,167)	6,783		67,906
Less: Provision for income taxes	22,793	1,629	33	i	24,455

Net income (loss)	40,497	(3,796)	6,750		43,451
Less: Income (loss) attributable to non-controlling interest	427	(189)	189	j	427

Net income available to Team shareholders	$40,070	$(3,607)	$6,561		$43,024
Net income per share:
Basic	$1.95				$2.10
Diluted	$1.85				$1.99
Weighted averages shares outstanding:
Basic	20,500				20,500
Diluted	21,651				21,651

See notes to unaudited pro forma condensed consolidated financial statements.

TEAM, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF INCOME

1.	Basis of Presentation:

Included in this report are a pro forma balance sheet and statement of operations reflecting the pro forma effect of Team, Inc.’s (“Team,” “we,” “our,” “us” or the “Company”) acquisition of Qualspec Group, LLC (“Qualspec”), as if the transactions had occurred on June 1, 2014.

The unaudited pro forma condensed consolidated statement of income and balance sheet, are derived from:

•	the historical consolidated financial statement (audited) of Team as of and for the 12 months ended May 31, 2015; and

•	the historical consolidated financial statements (audited) of Qualspec as of and for the 12 month period ended December 31, 2014; and

•	the historical consolidated financial statements (unaudited) of Qualspec as of and for the 3 month period ended March 31, 2015 and 2014.

The Company’s historical statement of operations does not include the results of Qualspec as of May 31, 2015. Accordingly, the pro forma adjustments represent the period from June 1, 2014 to May 31, 2015, with pro forma adjustments based on assumptions we have deemed appropriate.

The acquisition and the related adjustments are described in the accompanying notes. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined balance sheet and statement of income.

The unaudited pro forma condensed consolidated balance sheet and statement of income is presented for illustrative purposes only, and does not purport to be indicative of the results that would actually have occurred if the acquisition had occurred as presented in such statement or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statement due to factors described in Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the year ended May 31, 2015 filed with the Securities and Exchange Commission. The unaudited pro forma condensed combined balance sheet and statement of income should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended May 31, 2015.

The pro forma statements should also be read in conjunction with the historical combined statements of income and combined balance sheet for Qualspec incorporated by reference herein at Exhibit 99.1 and Exhibit 99.2.

2.	Acquisition Date:

The acquisition of Qualspec was completed and effective on July 7, 2015 for approximately $260.3 million.

3.	Preliminary Purchase Price Allocation:

We are in the early stages of determining the fair values of the assets and liabilities assumed. The following table presents the preliminary purchase price for Qualspec:

Cash	$1,706
Accounts receivable	26,892
Current deferred tax asset	416
Prepaid expenses	1,468
Plant, property and equipment, net	15,240
Intangible assets	74,700
Other	1,945
Goodwill	154,570

Total assets acquired	$276,937

Accounts payable	$3,724
Other accrued liabilities	10,990
Current income taxes payable	904
Noncurrent deferred tax liability	1,031

Total liabilities assumed	16,649

Net assets acquired	$260,288

4.	Pro Forma Adjustments:

As noted above, the results of Qualspec are included in the results of the Company effective June 1, 2015. The pro forma statement of income includes adjustments to reflect the acquisition as if it had occurred on June 1, 2014. The unaudited pro forma condensed consolidated balance sheet and statements of income has been adjusted to:

a	Record deferred financing costs related to the underlying debt.

b	Record fair value allocation for assets and liabilities acquired.

c	Reflect repayment of existing debt with proceeds.

d	Record accrued liabilities for estimated professional fees and other costs associated with the transaction and eliminate legal accrual not acquired in transaction.

e	Reflect incremental increase in long-term debt utilized to fund the acquisition.

f	Purchase of Qualspec shares.

g	Adjust for depreciation and amortization of acquired assets and elimination of transaction related expenses.

h	Record incremental interest expense of $2.9 million based on annual interest expense associated with incremental Team debt of approximately $260.3 million less Qualspec debt paid off at acquisition of $45.5 million.

i	Adjust the overall pro-forma effective tax rate to reflect the Team effective rate of 36%.

j	Eliminate loss associated with non-controlling interest purchased at acquisition.

k	Adjust for management fees paid by Qualspec to previous ownership.

l	Adjust for settlement of non-routine legal costs.

We do not expect to incur any significant incremental increase in general and administrative expense as a result of this acquisition.

5.	Calculation of Adjusted EBITDA:

	Team Historical Twelve Months Ended May 31, 2015	Qualspec Historical Twelve Months Ended March 31, 2015	Pro Forma Adjustments Qualspec Acquisition	Team Pro Forma Twelve Months Ended May 31, 2015
Operating income (“EBIT”)	$68,465	$13,994	$(1,563)	$80,896
Non-routine acquisition costs	486	—	—	486
Non-routine fixed asset write-down	383	—	—	383
Non-routine acquisition costs	164	—	—	164
Non-routine legal fees	1,524	—	—	1,524
Non-routine ERP costs	609	—	—	609

Adjusted EBIT	71,631	13,994	(1,563)	84,062
Depreciation and amortization	22,787	7,980	2,196	32,963
Non-cash compensation	4,838	—	—	4,838

Adjusted EBITDA	$99,256	$21,974	$633	$121,863